UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 27, 2013
(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code
Registrant's telephone number, including area code (734) 242-1444

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2013, our board of directors adopted the La-Z-Boy Incorporated Performance Compensation Retirement Plan. All of our executive officers and executive management employees will participate in the plan, as may certain other key management employees designated from time to time by our Compensation Committee.  The plan is a bonus-style arrangement that allows contribution credits to be made to accounts for the participants, based on performance, for their retirement.

The plan calls for us to set company performance criteria and minimum performance levels (called "thresholds") for those criteria shortly after the beginning of a fiscal year for that fiscal year (although we may choose not to make any contributions in any particular year).  During any year in which we set forth these criteria and thresholds, we will also set forth a percentage factor (which may differ among participants).  If, at the end of the fiscal year, the company performance criteria and thresholds are met or exceeded, the accounts for participants participating in the plan for the full fiscal year will receive contribution credits measured by the applicable percentage factor chosen for that year multiplied by the sum of the participant's base salary and bonus.  The contribution credits are bookkeeping credits that are each equivalent to one U.S. dollar if the participant becomes vested in the account and is later entitled to a distribution.  The contribution credits will be increased each year by tracking an interest element corresponding with corporate bond yields.  Any contribution credits made to any account that are determined to be the result of financial errors or omissions will be eliminated.

Distribution of an account balance will generally be made upon a participant's separation from service (except in certain circumstances where a delay is required by law or where a participant elects to delay a distribution) as long as the participant is vested at that time.  To achieve vesting, the plan requires that a participant reach age 55 and that the sum of the participant's age and credited years of vesting service equals or exceeds 65.  If a participant is not vested upon separation from service, all contribution credits in the participant's account will be forfeited.  Distributions of accounts will generally be made on a monthly basis over a period of 5, 10, or 20 years, as chosen by a participant; however, distributions will be made over a 20-year period if no valid election is made.  Regardless of the period of distribution actually chosen, the plan applies a limit (based on a 20-year distribution period) to all participants so that a participant's monthly distribution amount may not exceed 65% of the participant's average monthly total cash compensation earned during the participant's final three complete fiscal years of service.  Participants may designate beneficiaries to receive their benefits if they die before their distributions are complete.

We have not yet established company performance criteria, thresholds, and percentage factors for the current fiscal year. The Compensation Committee has indicated that it intends to consider these matters at its June meeting and that it expects any company performance criteria will be based on one or more of the following: sales, operating income or net income.

We may amend or terminate the plan at any time that we choose to do so.  This is a summary of the Plan terms, the Plan contains certain defined terms, and the actual Plan terms control (including in the event that they conflict with anything in this summary).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: May 2, 2013

BY: /s/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller